UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ]      Confidential, for Use of the Commission Only
         (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[X]      Soliciting Material Pursuant to ss.240.14a-12

                              PHARMION CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


         1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

         4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

         5) Total fee paid:

--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid

--------------------------------------------------------------------------------

         2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

         3) Filing Party:

--------------------------------------------------------------------------------

         4) Date Filed:

--------------------------------------------------------------------------------

The following was sent to all holders of restricted stock unit awards and options to purchase shares of common stock of Pharmion Corporation under the Pharmion Corporation 2000 Stock Incentive Plan on January 4, 2008 in connection with the proposed acquisition of Pharmion Corporation by Celgene Corporation.

TO HOLDERS OF OPTIONS TO PURCHASE SHARES OF COMMON STOCK AND RESTRICTED STOCK UNIT AWARDS UNDER THE PHARMION CORPORATION 2000 STOCK INCENTIVE PLAN:

As we announced November 18, 2007, Pharmion Corporation ("Pharmion") entered into an Agreement and Plan of Merger (the "Merger Agreement") with Celgene Corporation ("Celgene") providing for the acquisition of Pharmion by Celgene (the "Merger").

The purpose of this notice is to provide further detail regarding the consequences the Merger will have with respect to the options to purchase common stock of Pharmion ("Pharmion Options") and restricted stock unit awards ("RSUs") granted under the Pharmion Corporation 2000 Stock Incentive Plan (the "Plan"). You are receiving this notice because you hold at least one outstanding award of Pharmion Options or RSUs under the Plan. This notice does not intend to provide information regarding any other awards or any other plan or agreement with Pharmion.

The following questions and answers are provided for your general information only and are qualified by the exact language of the Merger Agreement. Pursuant to the Merger Agreement and the Plan, holders of Pharmion Options and RSUs are entitled to notice regarding the treatment of their stock-based awards under the Plan in connection with the Merger. This document satisfies such notice requirements.

        YOU SHOULD SEEK THE ADVICE OF YOUR TAX OR FINANCIAL CONSULTANT
          IF YOU HAVE SPECIFIC QUESTIONS REGARDING THE TAX CONSEQUENCES
                     ASSOCIATED WITH YOUR PHARMION OPTIONS.
______________________________________________________________________________

US Federal Income Taxes -- IRS Circular 230 disclosure:
------------------------------------------------------

To ensure compliance with requirements imposed by the Internal Revenue Service, we inform you that any U.S. tax advice contained in this communication is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing, or recommending to another party any transaction or matter addressed herein.
______________________________________________________________________________


TREATMENT OF VESTED PHARMION OPTIONS
------------------------------------

Question 1: What will happen to my vested Pharmion Options in connection with the Merger?

          Answer: Upon the consummation of the Merger (the "Closing"), without any action on your part, all of your then-outstanding, exercisable and vested Pharmion Options will be cancelled, and you will receive, in exchange therefor, the consideration you would have received (i) had you, immediately prior to the Closing, effected a cashless exercise of such vested Pharmion Options, subject to all applicable income and employment withholding taxes normally due upon the cashless exercise of stock options, and (ii) had the net shares of Pharmion common stock that would have been issued to you upon such cashless exercise been converted by the Merger into the merger consideration being received by all holders of Pharmion common stock in connection with the Merger (as described more fully below).

          For purposes of determining the number of net shares of Pharmion common stock that would have been issued to you upon such a "cashless exercise" of your vested Pharmion Options and therefore subject to conversion into merger consideration, you would multiply the number of shares of stock subject to the vested portion of each Pharmion Option grant awarded to you, by the exercise price per share stated in your grant agreement, to determine the total "purchase price" of the Pharmion shares of common stock. You would then subtract from the total number of Pharmion shares of common stock you would be purchasing, the number of shares equal in market value on the date of cashless exercise to the sum of (x) the purchase price and (y) the aggregate income and employment withholding taxes payable as a result of the deemed exercise of such vested Pharmion Options. See illustrative examples of a "cashless exercise" and the resulting merger consideration below.

          Pursuant to the Merger Agreement, the "merger consideration" per share of Pharmion common stock consists of (x) $25.00 in cash and (y) a fraction of a share of Celgene common stock equal to (A) $47.00 divided by (B) the volume weighted average price per share of Celgene common stock on The Nasdaq Stock Market for the 15 consecutive trading days ending on (and including) the third trading day immediately prior to the date of Closing (the "Celgene Stock Measurement Price"); provided that you will not receive in the Merger more than 0.8370, or less than 0.6445 (such range, the "Collar"), of a share of Celgene common stock per share of Pharmion common stock deemed held by you as the result of such automatic cashless exercise of your vested Pharmion Options. Thus, for example, in the event the Celgene Stock Measurement Price falls to any price below $56.15, the stock portion of the merger consideration will never be higher than 0.8370 of a share of Celgene common stock per share of Pharmion common stock, and in the event the Celgene Stock Measurement Price rises above $72.93, the stock portion of the merger consideration will never be lower than 0.6445 of a share of Celgene common stock per share of Pharmion common stock. In lieu of any fractional share resulting from the operation of this formula, you will receive an amount in cash (rounded down to the nearest whole cent) equal to such fractional share multiplied by the Celgene Stock Measurement Price.

          Examples: The following examples illustrate how the treatment of vested Pharmion Options described in this answer will work, based on several assumptions. Please note that these illustrations are only examples and may not be construed as a guarantee of any particular financial result.

General Assumptions for Examples:
---------------------------------

1. You hold vested Pharmion Options on the date of Closing to purchase 100 shares of Pharmion common stock at an exercise price of $40.00 per share.

2. The assumed total tax withholding rate is 35% (each Holder's applicable tax withholding rate will be determined and applied)



--------------------------------------------- ------------------  ------------------  ------------------
                                                 Example #1          Example #2          Example #3
                                                Celgene Stock       Celgene Stock       Celgene Stock
                                                 Measurement         Measurement         Measurement
                                              Price Within the     Price Below the     Price Above the
                                                   Collar              Collar              Collar
--------------------------------------------- ------------------  ------------------  ------------------
--------------------------------------------- ------------------  ------------------  ------------------
Assumptions Variable by Example:
-------------------------------

--------------------------------------------- ------------------  ------------------  ------------------
Celgene Stock Measurement Price                    $65.00              $50.00              $80.00
--------------------------------------------- ------------------  ------------------  ------------------
Closing Price of Pharmion common stock             $72.00              $66.85              $76.56
immediately prior to the Closing
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
Deemed Cashless Exercise:
------------------------

--------------------------------------------- ------------------  ------------------  ------------------
Purchase price of Pharmion Option shares
                                                   $4,000              $4,000              $4,000
                                                (100 shares x       (100 shares x       (100 shares x
                                                $40.00/share        $40.00/share        $40.00/share
                                               exercise price)     exercise price)     exercise price)
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
Net market value of Pharmion Option shares,     (100 shares x       (100 shares x       (100 shares x
after subtracting the Purchase Price, but      $72.00/share) -     $66.85/share) -     $76.56/share) -
before taxes                                   $4,000 = $3,200     $4,000 = $2,685     $4,000 = $3,656
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
Assumed tax withholding obligation             $3,200 x 35% =      $2,685 x 35% =      $3,656 x 35% =
                                                  $1,120.00            $939.75            $1,279.60
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
Net market value of Pharmion Option shares       $3,200.00 -         $2,685.00 -         $3,656.00 -
after taxes                                      $1,120.00 =          $939.75 =          $1,279.60 =
                                                  $2,080.00           $1,745.25           $2,376.40
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
                                                $2,080/$72.00      $1745.25/$66.85    $2,376.40/$76.56
Net number of shares of Pharmion common          per share =         per share =         per share =
stock deemed distributed to you upon          28.8889 Pharmion    26.1070 Pharmion    31.0397 Pharmion
cashless exercise of vested Pharmion Options       shares              shares              shares
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
Merger Consideration Components:
-------------------------------

--------------------------------------------- ------------------  ------------------  ------------------
                                              $25.00 x 28.8889    $25.00 x 26.1070    $25.00 x 31.0397
Cash component of merger consideration        Pharmion shares     Pharmion shares     Pharmion shares
                                              = $722.22 cash      = $652.68 cash       = $775.99 cash
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
                                               28.8889 Pharmi
                                                  shares x        26.1070 Pharmion    31.0397 Pharmion
                                               ($47.00/$65.00)    shares x .8370 =    shares x .6445 =
Celgene common stock component of                     =             21 shares of        20 shares of
consideration (whole shares)                    20 shares of       Celgene common      Celgene common
                                               Celgene common           stock               stock
                                                    stock
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
                                                 0.8896 of a         0.8516 of a         0.0051 of a
                                                Celgene share       Celgene share       Celgene share
Cash in lieu of remaining fractional             remaining x         remaining x         remaining x
Celgene share                                 $65.00 = $57.82     $50.00 = $42.58     $80.00 = $0.40
                                                    cash                cash                cash
--------------------------------------------- ------------------  ------------------  ------------------

--------------------------------------------- ------------------  ------------------  ------------------
                                               Cash of $780.04    Cash of $695.26     Cash of $776.39
                                                 ($722.22 +          ($652.68 +          ($775.99 +
                                               $57.82) and 20      $42.58) and 21      $0.40) and 20
Net Merger Consideration Received:               shares of           shares of           shares of
---------------------------------              Celgene common      Celgene common      Celgene common
                                                   stock               stock               stock
--------------------------------------------- ------------------  ------------------  ------------------

Question 2: Will I need to take any action to receive this consideration in connection with the Merger?

          Answer: No, you do not need to take any further action with respect to your vested Pharmion Options in order to receive the consideration described above. If you do nothing now, then if and when the Merger is completed (i.e., the Closing occurs), you will automatically be entitled to payment of the merger consideration received by Pharmion stockholders in the Merger in respect of the number of shares of Pharmion common stock that you would have received upon a cashless exercise of your outstanding vested Pharmion Options upon the Closing, as described above. As the Closing draws nearer, further instructions will be provided regarding the process by which you will actually receive the merger consideration. HOWEVER, SEE QUESTION 6 BELOW REGARDING PHARMION OPTIONS THAT ARE SCHEDULED TO EXPIRE PRIOR TO THE CLOSING OF THE MERGER.

TREATMENT OF UNVESTED PHARMION OPTIONS
--------------------------------------

Question 3: What will happen to my unvested Pharmion Options in connection with the Merger?

          Answer: Upon the Closing, each of your unvested Pharmion Options will be converted into an option to acquire Celgene common stock with a substantially equivalent "spread value" (a "Celgene Option") and will otherwise continue to be governed by the same terms and conditions in the Plan and any agreements related to the grant of such Pharmion Options as were applicable immediately prior to the Closing. The remaining vesting schedule of your unvested Pharmion Options will be unaffected by the conversion into Celgene Options. Celgene will assume and continue to administer the Plan, and any new grants that are issued by Celgene under the Plan following the Closing, if any, will be for Celgene common stock only.

          The number of shares of Celgene common stock subject to each of your converted Celgene Options will be equal to (i) the number of shares of Pharmion common stock subject to each unvested Pharmion Option held by you, if any, immediately prior to the Closing, multiplied by (ii) an "option exchange ratio." The exercise price per share for each of your Celgene Options will equal (x) the exercise price per share of each such Pharmion Option immediately prior to the Closing, divided by (y) the "option exchange ratio." For purposes of the above, the "option exchange ratio" means (A) the value of the per-share merger consideration received in the Merger by holders of Pharmion common stock, divided by (B) the Celgene Stock Measurement Price (defined in the answer to Question 1 above).

          The following example illustrates how the arrangement described in this answer will work, based on several assumptions. Please note that this illustration is only an example and may not be construed as a guarantee of any particular financial result.

General Assumptions for Example #4 - Conversion of Unvested Pharmion Options:
----------------------------------------------------------------------------

1.   Celgene Stock Measurement Price: $65.00

2. You hold unvested Pharmion Options on the date of Closing to purchase 100 shares of Pharmion common stock at an exercise price of $40.00 per share.

3.   The assumed value of the per-share merger consideration is $72.00

4. The spread value of unvested Pharmion Options at Closing: 100 shares x ($72.00 - $40.00) = $3,200



----------------------------------------------- --------------------------------
                                                          Example #4
                                                Conversion of unvested Pharmion
                                                    Options to Celgene Options
----------------------------------------------- --------------------------------
Number of shares of Celgene common stock         100 Pharmion Option shares x
underlying your Celgene Options                     ($72.00/$65.00 per share) =
                                                   110 Celgene Option shares
----------------------------------------------- --------------------------------

----------------------------------------------- --------------------------------
Exercise price of converted Celgene Options:              $40.00 per
                                                   share/($72.00/$65.00 per
                                                   share) = $36.11 per share
----------------------------------------------- --------------------------------

----------------------------------------------- --------------------------------
Spread value of Celgene Options:                110 shares x ($65.00 - $36.11)
                                                         = $3,177.90
----------------------------------------------- --------------------------------



          Thus, the "spread value" of your unvested Pharmion Options before the Closing ($3,200) is substantially equal (and not exactly equal due to the rounding provisions in the Merger Agreement) to the "spread value" of your Celgene Options after the Closing ($3,177.90).

Question 4: Will I need to take any action for my unvested Pharmion Options to be converted in connection with the Merger into Celgene Options?

          Answer: No, you do not need to take any further action with respect to your unvested Pharmion Options in order for them to be converted into Celgene Options. The conversion of your unvested Pharmion Options into Celgene Options will occur automatically upon the Closing.

Question 5: What will happen to my unvested Pharmion Options in the event my employment terminates with Pharmion (or its successor), either prior to or after the Closing?

          Answer: The treatment of your unvested Pharmion Options upon a termination of employment depends upon the timing of and circumstances surrounding such termination, as follows:

          (1) In the event your employment with Pharmion terminates for any reason prior to the Closing, the same terms and conditions as set forth in the Plan and any agreements thereunder relating to the grant of your Pharmion Options will continue to govern such Pharmion Options. To the extent vested Pharmion Options remain outstanding and exercisable after your termination and through the Closing, they will be treated as any other vested Pharmion Option as described herein. To the extent vested Pharmion Options remain outstanding and exercisable after your termination but expire prior to the Closing, they will be treated as described in the answer to Question 6 below.

          (2) In the event your employment is terminated as of the Closing or within 12 months following the Closing, in either case because Pharmion (or its successor) either (i) does not provide you with "comparable employment" or (ii) terminates you other than for "Cause" (as defined in the Plan), each of your Celgene Options (converted from Pharmion Options as described in the answer to Question 3 above) will accelerate and vest in full as of the date of your termination, and you will have three months from the date of your termination to exercise each such Celgene Option, or if earlier, until the time each such Celgene Option would have expired pursuant to its terms. For purposes of the above, "comparable employment" means a position with Pharmion (or its successor) on and following the Closing which (x) does not result in a material reduction in scope, or material change in content, of your duties and responsibilities, (y) provides you with compensation and employee benefits (other than equity compensation) that are comparable in the aggregate to the greater of (A) those provided by Celgene to similarly situated employees of Celgene and (B) those provided by Pharmion immediately prior to the Closing, and (z) does not require you to relocate your principal business location beyond fifty miles from your principal business location immediately prior to the Closing.

          (3) In the event your employment terminates for any reason on or following the Closing other than as set forth in (2) above, the same terms and conditions as set forth in the Plan and any agreements thereunder related to the grant of such Celgene Options (which will have been converted from Pharmion Options as described in the answer to Question 3 above) will continue to govern such options.

TREATMENT OF PHARMION OPTIONS THAT EXPIRE PRIOR TO THE CLOSING
--------------------------------------------------------------

Question 6: What will happen to my Pharmion Options that would otherwise expire prior to the Closing pursuant to their terms?

          Answer: Prior to the Closing, the Merger Agreement will have no effect on your outstanding Pharmion Options, which will remain subject to the terms and conditions of the applicable Plan and award agreements currently in effect. Thus, whether or not you are currently or remain a Pharmion employee or to the extent any Pharmion Options you hold would expire pursuant to their terms prior to the Closing, you will need to exercise vested Pharmion Options if you wish to participate in the Merger as a holder of Pharmion common stock. If you fail to exercise your Pharmion Options prior to their expiration date, those Pharmion Options will expire on their expiration date, and you will not be entitled to any consideration in connection with the Merger in respect of such Pharmion Options or the Pharmion common stock underlying such Pharmion Options.

TREATMENT OF RESTRICTED STOCK UNIT AWARDS
-----------------------------------------

Question 7:  What will happen to my RSUs in connection with the Merger?

          Answer: Subject to your continued employment with Pharmion through the date of the Closing, immediately prior to Closing, and without any action on your part, your unvested RSUs will fully vest, and if applicable, settle in net shares of Pharmion common stock (subject to applicable income and employment tax withholding). The shares of Pharmion common stock held by you as a result of such vesting or vesting and settlement will be converted into the merger consideration being received by all holders of Pharmion common stock in connection with the Merger, as described in the answer to Question 1 above.

          In the event your employment with Pharmion terminates prior to the Closing, the treatment of your RSUs will be based, without regard to the Merger Agreement, on the terms and conditions of the applicable Plan and award agreements currently in effect with respect thereto, including the current vesting schedules.

NO MERGER
---------

Notwithstanding the signing of the Merger Agreement, if the Merger is not completed for any reason (no Closing takes place), your RSUs and/or Pharmion Options will remain unaffected by the Merger Agreement and will remain subject to all of the terms and conditions of the Plan and award agreements currently in effect, including the current vesting schedules.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT
------------------------------------------------------------

This document shall not constitute an offer of any securities for sale. The Merger will be submitted to Pharmion's stockholders for their consideration and vote. In connection with the Merger, Celgene and Pharmion intend to file relevant materials with the SEC, including a registration statement, the proxy statement/prospectus, and other relevant documents concerning the Merger. Investors and stockholders of Celgene and Pharmion are urged to read the registration statement, the proxy statement/prospectus, and other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to such documents because they will contain important information about Celgene, Pharmion, and the Merger. Stockholders of Celgene and Pharmion can obtain more information about the proposed transaction by reviewing the Forms 8-K filed by Celgene and Pharmion in connection with the announcement of the entry into the Merger Agreement and any other relevant documents filed with the SEC when they become available. The proxy statement/prospectus, the registration statement, and any other relevant materials (when they become available), and any other documents filed with the SEC by Celgene or Pharmion, may be obtained free of charge at the

SEC's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Celgene Corporation, 86 Morris Ave., Summit, New Jersey 07901,
Attention: Investor Relations, or Pharmion Corporation, 2525 28th Street, Suite 200, Boulder, Colorado 80301, Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement/prospectus, the registration statement, and other relevant materials when they become available before making any voting or investment decision with respect to the Merger.

PARTICIPANTS IN SOLICITATIONS
-----------------------------

Pharmion and its directors, executive officers, and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Pharmion in connection with the Merger. Information regarding Pharmion's directors and executive officers is available in Pharmion's proxy statement on Schedule 14A for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.


If you have additional questions concerning the information contained in this notice, please contact Steve Dupont (telephone: 720-564-9153; email: sdupont@pharmion.com) or Diane Anderson (telephone: 720-564-9125, email: danderson@pharmion.com).